UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2011

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2  Financial Information

Item 2.02  Results of Operations and Financial Condition.

On April 28, 2011, CryoLife, Inc. (“CryoLife” or the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2011. CryoLife hereby incorporates by reference herein the information set forth in its press release dated April 28, 2011, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of CryoLife have continued unchanged since such date.

The press release includes certain supplemental non-GAAP financial measures, including projected non-GAAP earnings per share for fiscal 2011, which has been obtained by excluding expenses related to the proposed acquisition of Cardiogenesis and other business development charges of approximately $0.03 per share incurred in the first quarter of 2011.  The Company has also presented non-GAAP adjusted net income and adjusted income per common share for the first quarter of 2011, the reconciliation of which is included within the attached press release and incorporated herein by reference.  Given the use of non-GAAP earnings per share in the historical presentation of our first quarter 2011 financials, we believe similar use of non-GAAP earnings per share for our full fiscal 2011 guidance provides investors with an appropriate level of consistency for interpreting and better understanding the full scope of our financial condition.  Because the acquisition is expected to occur in May 2011, we will not record revenues associated with Cardiogenesis in the first quarter of 2011, but did record the above-referenced $0.03 per share charge in the first quarter of 2011.  We have not included any anticipated revenues or other benefit from the Cardiogenesis transaction or any other potential transaction in our guidance, and because these transactions are subject to a number of uncertainties and may not close, we believe it is important to provide investors with a picture of what 2011 financial performance might have been expected to be without any impact of potential transactions in order to provide a clear view of the anticipated performance of our core businesses.  We have also provided information regarding the anticipated impact of the Cardiogenesis transaction with respect to revenues and acquisition related charges and integration costs, and their anticipated impact on earnings per share, to provide investors with insight into the potential contribution of the Cardiogenesis business to our ongoing operations.

Accordingly, CryoLife believes that these non-GAAP measures, along with the other non-GAAP measures included in the press release, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	a better understanding of how management plans and measures the Company’s underlying business.

The additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for measures calculated in accordance with GAAP.

The information provided pursuant to this Item 2.02 is to be considered “furnished” pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of CryoLife’s reports or filings with the Securities and Exchange Commission (“SEC”), whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Except for the historical information contained in this report, the statements made by CryoLife are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CryoLife’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the press release.  Please refer to the last paragraph of the press release for further discussion about forward-looking statements. For further information on risk factors, please refer to “Risk Factors” contained in CryoLife’s Form 10-K for the year ended December 31, 2010, as filed with the SEC, and any subsequent SEC filings, as well as in the press release. CryoLife disclaims any obligation or duty to update or modify these forward-looking statements.

Section 9  Financial Statements and Exhibits.
Item 9.01(d)  Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press release dated April 28, 2011

* This exhibit is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: April 27, 2011	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer